Exhibit 1.1

Execution Version

Clearway Energy, Inc.

Shares of Class C Common Stock

(par value $0.01 per share)

Having an Aggregate Gross Sales Price of up to $150,000,000

Equity Distribution Agreement

August 6, 2020

Credit Suisse Securities (USA) LLC	Goldman Sachs & Co. LLC
Eleven Madison Avenue	200 West Street
New York, New York 10010	New York, New York 10282

Morgan Stanley & Co. LLC	UBS Securities LLC
1585 Broadway	1285 Avenue of the Americas
New York, New York 10036	New York, New York 10019

Ladies and Gentlemen:

Clearway Energy, Inc., a Delaware corporation (the “Company”), and Clearway Energy LLC, a Delaware limited liability company (“Clearway LLC” and, together with the Company, the “Company Parties”), confirm their agreement (this “Agreement”) with Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC (each a “Manager” and collectively, the “Managers”) as follows:

1.            Description of Shares. The Company proposes to issue and sell through or to the Managers, as sales agents and/or principals, shares of Class C Common Stock, par value $0.01 per share, of the Company (“Class C Common Stock”), having an aggregate gross sales price to the public of up to $150,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Managers, the Company hereby appoints the Managers as exclusive agents of the Company with respect to the issuance and sale of the Shares from time to time from the Company pursuant to this Agreement, and the Managers agree to use their commercially reasonable efforts to sell the Shares in the manner and subject to the terms and conditions described in this Agreement. The Company agrees that whenever it determines to sell the Shares directly to any Manager as principal, or otherwise wishes to negotiate specific terms and provisions with a Manager related to sales of Shares hereunder, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 21 hereof.

2.            Representations and Warranties. The Company Parties, jointly and severally, represent and warrant to each Manager at the Execution Time and at each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, including each Applicable Time, each Time of Delivery, each Representation Date and each Settlement Date, as set forth below.

(a)            Registration Statement. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement on Form S-3 (File Number: 333-241652), including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares, and such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective. The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Managers agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of the Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. If the Company files a successor registration statement with respect to the Shares, after effectiveness of any such registration statement, (i) all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, (ii) all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, included in any such registration statement at the time such registration statement became effective and (iii) all references to “Prospectus Supplement” included in this Agreement shall be deemed to include any prospectus supplement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, relating to the final form of prospectus included in any such registration statement.

(b)            No Stop Order. The Commission has not issued any order preventing or suspending the use of the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Act has been instituted or, to the knowledge of any of the Company Parties, threatened by the Commission.

(c)            Ineligible Issuer. At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that is not necessary that the Company be considered an ineligible issuer.

(d)            No Material Misstatements or Omissions in the Registration Statement. On each Effective Date, at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Managers specifically for inclusion therein, which information is specified in Section 7(b).

(e)            No Material Misstatements or Omissions in the Prospectus. On the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Managers specifically for inclusion therein, which information is specified in Section 7(b).

(f)             No Other Prospectus. Prior to the Execution Time, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (in each case within the meaning of the Act) or used any “prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of Shares, and from and after the Execution Time, the Company will not, directly or indirectly, offer or sell any Shares pursuant to this Agreement by means of any “prospectus” (within the meaning of the Act) or use any “prospectus” (within the meaning of the Act) in connection with any such offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Company has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus, as defined in Rule 433, in connection with offers or sales of Shares pursuant to this Agreement.

(g)           Regulation M Exceptions. The Class C Common Stock is an “actively-traded security” as defined in Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(h)           Other Sales Agency Agreements. The Company is not a party to any other effective sales agency agreements or other similar arrangements, with any agent or any other representative in respect of at-the-market offerings of Class C Common Stock in accordance with Rule 415(a)(4) of the Act.

(i)            Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing or equivalent status in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)            Good Standing of Subsidiaries. Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company, including Clearway LLC, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). Except as otherwise disclosed in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the issued and outstanding capital stock or other ownership interests of each subsidiary (except to the extent held by Clearway Energy Group LLC (“CEG”)) has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on March 2, 2020, as amended by Amendment No. 1 thereto filed with the Commission on March 30, 2020 (as amended, the “2019 Annual Report”), and those subsidiaries that, collectively, do not constitute a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X).

(k)            Well-Known Seasoned Issuer. (i) At the original effectiveness of the Registration Statement, (ii) if applicable, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, and (iv) as of each Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(l)            Capitalization. The authorized, issued and outstanding shares of capital stock of the Company as of the Company’s most recently completed fiscal quarter or year are as set forth in the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K for the most recently completed fiscal quarter or year, as applicable (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement and the Prospectus). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of, or ownership interests in, the Company or any subsidiary (except to the extent held by CEG) were issued in violation of the preemptive or other similar rights of any securityholder of the Company or such subsidiary.

(m)           Authorization and Description of Shares. The Shares to be purchased by the Managers from the Company have been duly authorized for issuance and sale to the Managers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Class C Common Stock and Clearway LLC’s Class A units, Class B units, Class C units and Class D units (collectively, the “LLC Units”) conform to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder.

(n)            Accuracy of Descriptions. The statements under the heading “Business—Regulatory Matters” in the 2019 Annual Report and under the heading “Certain Relationships and Related Person Transactions” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 17, 2020, insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, including related party agreements, power purchase agreements, offtake agreements and contracts for differences, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects. All agreements between the Company or any of its subsidiaries and any other party expressly referenced in the Registration Statement and the Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are legal, valid and binding obligations of the Company or such subsidiary, as applicable, enforceable against the Company or such subsidiaries, as applicable, as appropriate, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. Except as described in the Registration Statement and the Prospectus, neither the Company nor, to the knowledge of the Company, CEG has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement and the Prospectus or filed as an exhibit to the Registration Statement.

(o)            Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement and the Prospectus and have been waived.

(p)            Authorization, Execution and Delivery of the Equity Distribution Agreement. This Agreement has been duly authorized, executed and delivered by the Company Parties.

(q)            Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus, (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company Parties with their obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with, require a consent under, or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), nor will such actions (i) result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries, (ii) conflict with or constitute a breach of, or a default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Agreement and Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r)            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company Parties of their obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Act and the rules and regulations promulgated thereunder, the rules of the New York Stock Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(s)            Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The pro forma financial statements, data and the related notes thereto, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t)             Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the Act and the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder and the Public Company Accounting Oversight Board.

(u)            Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the rules and regulations promulgated under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the Company’s inception, there has been (A) no material weakness in the Company’s internal control over financial reporting that could adversely affect the Company’s ability to record, process, summarize and report financial data and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v)            Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply. To the Company’s knowledge, such internal controls over financial reporting are effective at a reasonable assurance level.

(w)            No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects as described in or contemplated by the Registration Statement and the Prospectus, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”), (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of their capital stock or other equity securities.

(x)            Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement and the Prospectus or (ii) do not, individually or in the aggregate, materially and adversely affect the value of such properties taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries considered as one enterprise; and all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement or the Prospectus, are in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such properties, and neither the Company nor any such subsidiary has received actual notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(y)            Possession of Licenses and Permits. The Company and its subsidiaries have filed or caused to be filed with the appropriate Governmental Entities all forms, statements, reports, and documents (including all exhibits, amendments, and supplements thereto) (each a “Filing”) required to be filed by it with respect to the Company and each of its subsidiary’s businesses and each of their facilities under all applicable laws and their respective rules and regulations thereunder, all of which complied in all respects with all applicable requirements of the appropriate law and rules and regulations thereunder in effect on the date each such Filing was made, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate Governmental Entities necessary to conduct the business now operated by them (each a “Governmental License”), except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)            Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to carry on the business now operated by them, except as would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of any infringement of or conflict with asserted intellectual property rights of others with respect to any Intellectual Property, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

(aa)          Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company Parties, threatened, against or affecting the Company or any of its subsidiaries, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(bb)         Accuracy of Exhibits. There are no contracts or documents which are required by the Act or the rules and regulations promulgated thereunder to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(cc)          Insurance. The Company and its subsidiaries carry, or are entitled to the benefits of insurance, with financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed reasonably adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(dd)         Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required under the Act to be described in the Registration Statement or the Prospectus which is not so described. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding loans or advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(ee)         Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company Parties, is imminent, which, in any case, would have a Material Adverse Effect.

(ff)           Environmental Laws. Except as described in the Registration Statement and the Prospectus or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries (i) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (ii) have duly obtained, possess, maintain in full force and effect and have fulfilled and performed all of their obligations under any and all permits, licenses or registrations required under Environmental Law (“Environmental Permits”); (iii) have not received any notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder; (iv) are not subject to any pending or, to the best knowledge of the Company or any of its subsidiaries, threatened claim in writing or other legal proceeding under any Environmental Laws against the Company or any of its subsidiaries; (v) do not have knowledge of any applicable Environmental Laws, or any unsatisfied conditions in an Environmental Permit, that, individually or in the aggregate, can reasonably be expected to require any material capital expenditures for either the installation of new pollution control equipment, or a switch in a project’s fuel or other material modification of current operations in order to maintain the Company’s or the subsidiaries’ compliance with Environmental Laws; and (vi) do not have knowledge of any facts or circumstances that reasonably would be expected to result in the Company or any of its subsidiaries being subjected to a material liability arising under Environmental Laws. As used in this paragraph, “Environmental Laws” means any and all applicable foreign, federal, state and local laws and regulations, or any enforceable administrative or judicial interpretation thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to (i) emissions, discharges or releases of Hazardous Substances into ambient air, surface water, groundwater or land, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iii) the protection of wildlife or endangered or threatened species or (iv) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants, hazardous substances, materials or wastes, petroleum, petroleum products and their breakdown constituents or any other chemical substance regulated under Environmental Laws.

(gg)        Payment of Taxes. All federal, state and other material tax returns required to be filed, and all federal, state and other material taxes required to be paid, by the Company Parties and their subsidiaries pursuant to applicable law have been filed and paid, except for taxes required to be paid pursuant to assessments against which appeals have been taken or will be timely taken and as to which adequate reserves have been provided in accordance with GAAP. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 2(s) hereof in respect of all federal, state and other taxes for all periods as to which the tax liability of the Company and its consolidated subsidiaries has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to have a Material Adverse Effect.

(hh)        ERISA. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company Parties and their subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any of the Company Parties and their subsidiaries that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (w) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of any of the Company Parties and their subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of any of the Company Parties and their subsidiaries that could reasonably be expected to result in a Material Adverse Effect; (x) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of any of the Company Parties and their subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of any of the Company Parties and their subsidiaries that could reasonably be expected to result in a Material Adverse Effect; (y) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (z) the filing of a claim by one or more employees or former employees of any of the Company Parties and their subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any of the Company Parties and their subsidiaries may have any liability.

(ii)           Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company or the Managers have obtained consent to the use of such data from such sources.

(jj)           Investment Company Act. Neither Company Party is required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus, neither Company Party will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(kk)         No Finder’s Fee. Except for the Managers’ discounts and commissions payable by the Company to the Managers in connection with the offering of the Shares contemplated herein or as otherwise disclosed in the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby.

(ll)           Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(mm)       No Unlawful Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company Parties, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-bribery or anti-corruption law and the Company, its subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with the FCPA and all other applicable anti-bribery or anti-corruption law and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(nn)        Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company Parties, threatened.

(oo)        OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company Parties, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as agent, manager, underwriter, advisor, investor or otherwise) of Sanctions.

(pp)        Cybersecurity. (A)(i) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (B) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(qq)         Restrictions on Distributions. Except as described in the Registration Statement and the Prospectus, no subsidiary of the Company is currently prohibited in any material respect, directly or indirectly, from (i) paying any distributions to the Company Parties or (ii) (A) making any other distribution on such subsidiary’s equity interests, (B) repaying to the Company any loans or advances to such subsidiary from the Company or (C) transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(rr)          No Equity Awards. Except for grants disclosed in the Registration Statement and the Prospectus or the Section 16 filings related to the Company pursuant to the Exchange Act, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase or receive equity securities of the Company Parties pursuant to an equity-based compensation plan or otherwise.

(ss)         No Integration. The Company Parties have not sold or issued any securities that would be integrated with the offering of Shares pursuant to the Act and the rules and regulations promulgated thereunder or the interpretations thereof by the Commission.

(tt)          Lending Relationship. Except as disclosed in the Registration Statement, and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Manager and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Manager.

Any certificate signed by any officer of the Company or any of its subsidiaries (including any entity that controls a subsidiary) delivered to the Managers or to counsel for the Managers shall be deemed a representation and warranty by the Company or such other entity, as applicable, to each Manager as to the matters covered thereby.

3.            Sale and Delivery of Shares.

(a)           Sale of Shares by a Manager, as Sales Agent. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Managers, acting as sales agents, or directly to the Managers, acting as principals, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares with respect to which the Manager has agreed to act as sales agent on the following terms.

(i)            The Shares are to be sold by any one of the Managers on a daily basis or otherwise as shall be agreed to by the Company and such Manager on any day that (A) is a Trading Day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company, through any of the individuals listed as “Authorized Representatives” on Schedule I hereto, as the same may be amended or supplemented by the Company in its sole discretion upon advance written notice to the Managers, has instructed such Manager by electronic mail or telephone (and in the case of telephone, confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate (i) the maximum amount of Shares to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement), (ii) the minimum price per Share at which such Shares may be sold and (iii) the compensation payable to such Manager for such sales pursuant to Section 3(a)(v), which compensation shall have been discussed and agreed to by the Company and such Manager. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Shares designated for sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for the Company’s Class C Common Stock sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Shares, as otherwise agreed to by the Company and such Manager, or as otherwise instructed by the Company. For the avoidance of doubt, the Company shall submit instructions to sell Shares to only one Manager, if any, on any single Trading Day. For the purposes hereof, “Trading Day” means any day on which the Shares are purchased and sold on the NYSE or such other principal market on which the Class C Common Stock is listed or quoted.

(ii)          The Company acknowledges and agrees that (A) there can be no assurance that the Managers will be successful in selling the Shares, (B) no Manager will incur any liability or obligation to the Company or any other person or entity if such Manager does not sell Shares for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, (C) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Company pursuant to a Terms Agreement and (D) no Manager shall have an obligation to offer or sell any Shares in the event an offer or sale of the Shares on behalf of the Company may, in the judgment of such Manager, constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, or such Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means set forth under Section 3(a)(iv) hereof.

(iii)           The Company shall not authorize the issuance and sale of, and the relevant Manager shall not be obligated to use its commercially reasonable efforts to sell, any Shares at a price lower than the minimum price therefor designated from time to time by the Board of Directors of the Company (the “Board”), a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board or a duly authorized committee thereof, and notified to such Manager in writing. The Company or any Manager may, upon notice to the other party hereto by electronic mail or telephone (and in the case of telephone, confirmed promptly by electronic mail), suspend or terminate the offering of the Shares with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iv)           Each Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Section 3(a), other than (A)(1) by means of ordinary brokers’ transactions between members of the NYSE, any other national securities exchange or facility thereof, a trading facility of a national securities association, or an alternative trading system that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act, (2) to or through a market maker or (3) directly on or through an electronic communication network, a “dark pool” or any similar market venue and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be permitted by law.

(v)            The compensation to each Manager for sales of the Shares with respect to which such Manager acts as sales agent under this Agreement shall not exceed 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a), as mutually agreed to in writing by the Company and such Manager, and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The gross proceeds less such Manager’s commission shall constitute the net proceeds to the Company (the “Net Proceeds”) for such Shares. Payment of the Net Proceeds after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”) for Shares sold by the Company on any Settlement Date shall be made to the Company by federal funds wire transfer to the account of the Company against delivery of such Shares to such Manager’s account, or an account of such Manager’s designee, at The Depository Trust Company (“DTC”).

(vi)           The Manager acting as sales agent hereunder shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day on which Shares with respect to which such Manager is acting as sales agent are sold under this Section 3(a) setting forth the number of Shares sold on such day, the aggregate gross sales proceeds from such sales and the Net Proceeds to the Company, and the compensation payable by the Company to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

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(vii)          Settlement for sales of the Shares pursuant to this Section 3(a) will generally occur on the second Business Day following the date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Manager (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the Net Proceeds less any Transaction Fees for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to such Manager’s account, or an account of such Manager’s designee, at DTC in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If a Manager acting as sales agent hereunder breaches this Agreement by failing to deliver the Net Proceeds less any Transaction Fees to the Company on any Settlement Date for the Shares delivered by the Company to such Manager, such Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii)         At each Applicable Time, each Time of Delivery, each Settlement Date and each Representation Date (as defined in Section 4(k)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, but modified as necessary to conform to, and incorporate the disclosures and information contained in, the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date. Any obligation of a Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein (as modified in the manner described above), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

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(b)            Sale of Shares by a Manager, as Principal. If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, such Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Manager unless and until the Company and such Manager have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)            Terms Agreement. Each sale of the Shares to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Manager. The commitment of such Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained, but modified in the manner described in Section 3(a)(viii) hereof, and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of Shares to be purchased by such Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager. For the avoidance of doubt, if the Company engages a Manager for a sale of Shares other than as set forth in Section 3(a) and 3(b) hereof or if such sale would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Manager, at the Manager’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date the opinions of counsel, accountants’ letters and officer’s certificates pursuant to Section 6 hereof, each dated the Settlement Date, and such other documents and information as the Manager shall reasonably request, and the Company and the Manager will agree to compensation with respect to such transaction.

(d)            Limitations on Number and Amount of Shares Sold. Under no circumstances shall the number and aggregate amount of Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) $150,000,000 (the “Maximum Amount”), (ii) the number of shares of Class C Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee or authorized individual thereof, and notified to such Manager in writing. Under no circumstances shall the price of the Shares sold pursuant to this Agreement and any Terms Agreement be lower than the minimum price authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Board, or a duly authorized committee or authorized individual thereof, and notified to such Manager in writing.

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(e)            Regulation M Exemption. If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)             Material Non-Public Information. Notwithstanding any other provision of this Agreement, (i) no sales of Shares shall take place, and the Company shall not request the sales of any Shares during any period in which the Company is in possession of material non-public information, and (ii) except as may be mutually agreed upon by the Company and the applicable Manager that is requested to make any such sale, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement and, by notice to the Managers given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and the Manager shall not be obligated to offer or sell any Shares at any time from and including the date two weeks prior to the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement (such period referred to herein as a “Quarterly Blackout Period”).

4.             Agreements. The Company Parties, jointly and severally, covenant and agree with each Manager that:

(a)            Filing of Amendment or Supplement. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, the Company will not file any (i) amendment to the Registration Statement, or (ii) supplement to the Prospectus (other than any amendment or supplement which does not relate to the sale of the Shares and not including any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act), unless the Company has furnished to the Managers a copy for its review prior to filing and will not file any such proposed amendment, supplement or Registration Statement to which any Manager reasonably objects, unless the Company shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law. The Company has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Company will promptly advise each Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

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(b)            Notice of Material Changes. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Registration Statement or Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly each Manager so that any use of the Registration Statement and Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Registration Statement and Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to each Manager in such quantities as such Manager may reasonably request.

(c)            Amendment of Registration Statement or Supplement of Prospectus. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify each Manager of any such event; (ii) prepare and file with the Commission, subject to the first sentence of Section 4(a), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus; and (iv) supply any supplemented Prospectus to each Manager in such quantities as such Manager may reasonably request.

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(d)            Reports to Securityholders. In accordance with Section 11(a) of the Act and Rule 158, the Company will make generally available to its securityholders an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

(e)             Signed Copies of the Registration Statement and Copies of the Prospectus. The Company will furnish to each Manager and counsel for the Managers, upon request and without charge, copies of the executed Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule), as many copies of the Prospectus and any supplement thereto as such Manager may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)             Qualification of the Shares in Certain Jurisdictions. The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)            No Issuer Free Writing Prospectus. Each of the Company and the Managers agree that it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

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(h)            Limitations on Sale of Class C Common Stock. If sales of the Shares have been made but not settled, or the Company has had outstanding with the Managers any instructions to sell the Shares, in either case, within the prior three Business Days, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Class C Common Stock or any securities convertible into, or exercisable, or exchangeable for, Class C Common Stock, or publicly announce an intention to effect any such transaction without (i) giving such Manager at least one Business Day’s prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) such Manager suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by such Manager in light of the proposed transaction; provided, however, that (i) the Company may issue and sell Class C Common Stock pursuant to this Agreement or any Terms Agreement, (ii) the Company may issue and sell Class C Common Stock pursuant to any employee benefit plan of the Company, (iii) the Company may issue Class C Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company, (iv) the Company may issue Class C Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and (v) the Company may issue shares to affiliates as full or partial consideration for any transfer, sale or contribution of assets or equity interests to the Company or any of its subsidiaries.

(i)             Market Stabilization. The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of Class C Common Stock to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j)             Notifications to Managers. The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

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(k)            Certificates. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, any prospectus supplement filed pursuant to Rule 424(b) pursuant to Section 4(a) hereof or a prospectus supplement relating solely to the offering of securities other than the Shares), (ii) the Company shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) Shares are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement, (iv) there is filed with the Commission any document (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q), which contains financial information required under Regulation S-X or financial information filed with the Commission on Form 8-K under Item 9.01 or (v) otherwise as any Manager may reasonably request (such commencement or recommencement date and each such date referred to in subsection (i), (ii), (iii), (iv) and (v) herein, excluding any date occurring during the suspension of sales hereunder, each a “Representation Date”), the Company shall furnish or cause to be furnished to any Manager (or, in the case of subclause (iii) above, the relevant Manager party to such Terms Agreement) forthwith a certificate within two (2) Trading Days of the Representation Date, in form satisfactory to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to such Terms Agreement) to the effect that the statements contained in the certificate referred to in Section 6(e) hereof which were last furnished to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to such Terms Agreement) are true and correct as of such Representation Date, as though made at and as of such time (except that such certificate shall state that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures and information contained in the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as described immediately above to the time of delivery of such certificate.

(l)             Opinion and 10b-5 Statement of Company Counsel. Within two (2) Trading Days of each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement) and to counsel to the Managers a written opinion and 10b-5 Statement of Baker Botts L.L.P., counsel to the Company (“Company Counsel”), dated as of the date that the opinion is delivered, in the form attached hereto as Exhibit B, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)           Opinion of Company Regulatory Counsel. Within two (2) Trading Days of each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement) and to counsel to the Managers a written opinion of McDermott Will & Emery LLP, counsel to the Company (“Company Regulatory Counsel”), dated as of the date that the opinion is delivered, in the form attached hereto as Exhibit C, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)            Opinion and 10b-5 Statement of Managers’ Counsel. Within two (2) Trading Days of each Representation Date, Latham & Watkins LLP, counsel to the Managers, shall deliver a written opinion and 10b-5 Statement, dated as of the date that the opinion is delivered, in form and substance satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), of the same tenor as the opinion referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

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(o)            Letter of Independent Accountants. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales as contemplated herein), and within two (2) Trading Days of each time, excluding any date occurring during the suspension of sales hereunder, that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Shares are delivered to a Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at any Manager’s request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10- K) incorporated by reference into the Prospectus, the Company shall cause KPMG LLP, or other independent accountants satisfactory to the Managers (or, in the case of subclause (ii) above, the relevant Manager party to such Terms Agreement) forthwith, to furnish such Manager(s) with a letter, dated the date that the letter is delivered, in form and substance satisfactory to such Manager(s), to the effect of the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p)            Due Diligence. Within two (2) Trading Days of each Representation Date, if requested by the Managers, the Company will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from, or review conducted by, the Managers or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Managers may reasonably request.

(q)            Managers Trading. The Company consents to the Managers trading in Class C Common Stock for their own accounts and for the account of their clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(r)             Disclosures in Periodic Reports. The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Managers under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant period.

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(s)            Failure of Certain Conditions. If, to the knowledge of the Company, the conditions set forth in Section 6 (other than the conditions set forth in Sections 6(b), 6(c), 6(d), 6(f), 6(j) or 6(k) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Shares.

(t)             Acceptance of Offer to Purchase. Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to each Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed modified to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date).

(u)            NYSE Listing. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(v)            Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(w)            DTC. The Company shall cooperate with the Managers and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(x)             Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus under the heading “Use of Proceeds.”

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5.            Payment of Expenses. Each of the Company Parties agrees to pay the reasonable costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus and any amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus and any amendment or supplement thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale and resale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Act and the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers in an amount not to exceed $15,000 relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers in an amount not to exceed $30,000 relating to such filings); (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the reasonable fees and expenses of counsel for the Managers (which shall be one outside counsel for all the Managers unless otherwise agreed by the Company); (ix) the costs and charges of any transfer agent or registrar; and (x) all other costs and expenses incident to the performance by the Company Parties of its respective obligations hereunder; provided, however, that transportation and other expenses incurred by or on behalf of the Managers in connection with presentations to prospective purchasers of the Shares will be paid solely by the Managers. It is understood, however, that except as provided in this Section and Sections 3(a)(v) and 7 hereof, each Manager will pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

6.            Conditions to the Obligations of the Managers. The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company Parties contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery (as such representations and warranties shall be deemed modified in the manner set forth in Section 3(a)(viii)), (ii) the performance by each of the Company Parties of its respective obligations hereunder, and (iii) the following additional conditions:

(a)            The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b)            The Company shall have requested and caused Company Counsel, or such other counsel as is acceptable to the Company and the Managers, to furnish to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), within two (2) Trading Days of every Representation Date, their opinions dated as of the date such opinions are delivered, in the form attached hereto as Exhibit B.

(c)            The Company shall have requested and caused Company Regulatory Counsel, or such other counsel as is acceptable to the Company and the Managers, to furnish to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), within two (2) Trading Days of every Representation Date, their opinions dated as of the date such opinions are delivered, in the form attached hereto as Exhibit C.

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(d)            Each Manager (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement) shall have received from Latham & Watkins LLP, counsel for the Managers, or such other counsel as is acceptable to the Company and the Managers, within two (2) Trading Days of every Representation Date, its opinion, dated as of the date such opinion is delivered and addressed to such Manager(s), with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as such Manager(s) may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)            The Company shall have furnished to each Manager (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), within two (2) Trading Days of every Representation Date, a certificate of the Company, signed on behalf of the Company by an executive officer, the Treasurer or the General Counsel of the General Partner, dated as of the date such certificate is delivered, to the effect that the signer of such certificate has carefully examined the Registration Statement and the Prospectus and any amendment or supplement thereto and this Agreement and that:

(i)              the representations and warranties of the Company Parties in this Agreement that are not qualified by materiality are true and correct in all material respects and that the representations and warranties of the Company Parties in this Agreement that are qualified by materiality are true and correct in all respects, in each case, on and as of such date with the same effect as if made on such date and the Company Parties have complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)             no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company Parties’ knowledge, threatened; and

(iii)            since the date of the most recent financial statements included or incorporated by reference in the Prospectus, no event has occurred that had, or which may reasonably be expected to have, a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(f)             The Company shall have requested and caused KPMG LLP to have furnished to the Managers (or, in the case of Section 4(o)(ii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(o) hereof, to the extent requested by such Manager(s) in connection with any offering of the Shares, and to the extent requested by such Manager(s) in connection with any updates to financials included or incorporated by reference in the Registration Statement, letters (which may refer to letters previously delivered to such Manager(s)), dated as of such date, in form and substance satisfactory to such Manager(s) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference in, the Registration Statement and the Prospectus.

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(g)            Between the Execution Time and any Time of Delivery, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company Parties and their subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto).

(h)            FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement or any Terms Agreement.

(i)             The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(j)             The Company shall have furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement) within two (2) Trading Days of each Representation Date such further information, certificates and documents as such Manager(s) may reasonably request.

(k)            The requirements (i) to provide opinions and letters of counsel, the officer’s certificate and accountants’ letter specified in Sections 4(k), 4(l), 4(m), 4(n), 4(o), 4(p), 6(b), 6(c), 6(d), 6(e) and 6(f) and (ii) to furnish information, certificates or documents as any Manager may reasonably request in Section 6(j), shall be deemed waived for any Representation Date occurring at a time at which no instruction by the Company to any Manager to sell Class C Common Stock under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to any Manager to sell Class C Common Stock pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, however, that the Company may elect, in its sole discretion, to provide a certificate under Section 4(k) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Company to any Manager to sell Class C Common Stock under this Agreement is in effect.

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If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Manager and counsel for the Managers, this Agreement, as it relates to such Manager, and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement following any Representation Date until the Company has provided the Managers with the opinions and letters of counsel, the officers’ certificate and accountants’ letter specified in Sections 6(b), (c), (d), (e) and (f), hereof and afforded the Managers the opportunity to conduct a due diligence review in accordance with Section 6(j) hereof.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Managers, at 885 Third Avenue, New York, New York 10022, or electronically if agreed to by the parties, on each such date as provided in this Agreement.

7.            Indemnification and Contribution.

(a)            The Company Parties agree, jointly and severally, to indemnify and hold harmless the Managers, the directors, officers, employees and agents of the Managers and each person who controls any Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing for or defending any such loss, claim, damage, liability or action; provided, however, that the Company Parties will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company Parties by or on behalf of the Managers specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company Parties may otherwise have.

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(b)            The Managers, severally and not jointly, agree to indemnify and hold harmless the Company Parties, each of the Company Parties’ directors and officers who sign the Registration Statement, and each person who controls the Company Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company Parties to each Manager, but only with reference to written information relating to a Manager furnished to the Company Parties by or on behalf of such Manager specifically for inclusion in the documents referred to in the foregoing indemnity, which information consists only of the name of the Managers. This indemnity agreement will be in addition to any liability which any Manager may otherwise have.

(c)             Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party or (ii) be liable for any settlement of such action without its written consent, except as otherwise permitted in the following sentence.

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(d)            In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company Parties and each Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company Parties and the Managers may be subject in such proportion as is appropriate to reflect the relative fault of the Company Parties, on the one hand, and of the Managers, on the other, in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall the Managers be responsible for any amount in excess of the compensation to such Manager for sales of the Shares hereunder. For the avoidance of doubt, the obligation of each Manager to contribute pursuant to this Section 7(d) shall be several and not joint. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company Parties and the Managers severally shall contribute in such relative proportions as is appropriate to reflect not only such relative fault but also the relative benefits received by the Company Parties, on the one hand, and by any Manager, on the other, in connection with the offering of the Shares as well as any other relevant equitable considerations. Benefits received by the Company Parties shall be deemed to be equal to the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company Parties, as determined by this Agreement or any applicable Terms Agreement, and benefits received by the Managers shall be deemed to be equal to the total compensation received by such Managers with respect to the Shares purchased under this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company Parties on the one hand or by or on behalf of the Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company Parties and each Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Manager shall have the same rights to contribution as any Manager, and each person who controls the Company Parties within the meaning of either the Act or the Exchange Act, each officer of the Company Parties, who shall have signed the Registration Statement and each director of the Company Parties shall have the same rights to contribution as the Company Parties.

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8.            Termination.

(a)            The Company Parties shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement, with respect to any or all of the Managers, relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through any Manager for the Company, then Section 4(t) shall remain in full force and effect, (ii) with respect to any pending sale, through such Managers for the Company, the obligations of the Company Parties, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination, and (iii) the provisions of Sections 2, 5, 7, 9, 10, 11, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)            Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 11, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect with respect to such Managers notwithstanding such termination.

(c)            This Agreement shall remain in full force and effect until the earlier of (i) its termination pursuant to Section 8(a) above or otherwise by mutual agreement of all of the parties, (ii) the termination of the obligations of each Manager pursuant to Section 8(b) above and (iii) such date that the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals the Maximum Amount; provided that any such termination by mutual agreement or termination pursuant to clause (iii) shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect. The Company Parties agree to provide prompt written notice of any termination pursuant to clause (iii).

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Company Parties, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e)            In the case of any purchase of Shares by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Company Parties prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Class C Common Stock shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus.

33

9.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company Parties’ officers and of the Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Managers or the Company Parties or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Section 7 shall survive the termination or cancellation of this Agreement.

10.          Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Company Parties, shall be directed to them at c/o Clearway, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540, attention of General Counsel, with a copy to Baker Botts L.L.P., 2001 Ross Avenue, Suite 900, Dallas, Texas 75201, attention to Preston Bernhisel; or, if sent to each Manager, will be directed to:

Credit Suisse Securities (USA) LLC	Goldman Sachs & Co. LLC
Eleven Madison Avenue	200 West Street
New York, New York 10010	New York, New York 10282
Attention: General Counsel	Attention: General Counsel

Morgan Stanley & Co. LLC	UBS Securities LLC
1585 Broadway	1285 Avenue of the Americas
New York, New York 10036	New York, New York 10019
Attention: General Counsel	Attention: General Counsel

11.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.          No Fiduciary Duty. The Company Parties hereby acknowledge that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company Parties, on the one hand, and the Managers and any affiliates through which it may be acting, on the other, (b) the Managers are acting solely as sales agents and/or principals in connection with the purchase and sale of the Shares and not as fiduciaries of the Company Parties, (c) the Company’s engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity and (d) none of the activities of the Managers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Managers with respect to any entity or natural person. Furthermore, the Company Parties agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether the Managers have advised or are currently advising the Company Parties on related or other matters). The Company Parties agree that they will not claim that the Managers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company Parties, in connection with the transactions contemplated by this Agreement or the process leading thereto.

34

13.          Research Analyst Independence. The Company Parties acknowledge that the Managers’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ respective research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Class C Common Stock and/or the offering that differ from the views of their respective investment banking division. The Company Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Company Parties may have against any of the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by its respective independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company Parties by the Managers’ investment banking division. The Company Parties acknowledge that the Managers are full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own account or the account of their customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

14.          Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral), between the Company Parties and the Managers with respect to the subject matter hereof.

15.          Applicable Law. This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.          Waiver of Jury Trial. The Company Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17.          Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

35

18.          Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof or thereof.

19.          Amendments; Waivers. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

20.          Compliance with USA Patriot Act. In accordance with the requirements of the USA PATRIOT Act, the Managers are required to obtain, verify and record information that identifies their respective clients, including the Company Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

21.          Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

22.          Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Manager that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Manager that is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

36

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23.          Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective under the Act in accordance with the rules and regulations thereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

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“Prospectus Supplement” shall mean the prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 134”, “Rule 153”, “Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 424(b)”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

38

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company Parties and the Managers.

Very truly yours,

CLEARWAY ENERGY, INC.

By:	/s/ Christopher S. Sotos
Name: Christopher S. Sotos
Title: President and Chief Executive Officer

CLEARWAY ENERGY LLC

By:	/s/ Christopher S. Sotos
Name: Christopher S. Sotos
Title: President and Chief Executive Officer

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Rebecca Kotkin
Name:	Rebecca Kotkin
Title:	Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Daniel M. Young
Name:	Daniel M. Young
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ James Watts
Name:	James Watts
Title:	Executive Director

UBS SECURITIES LLC

By:	/s/ Anthony Faria
Name:	Anthony Faria
Title:	Director

By:	/s/ Peter Hales
Name:	Peter Hales
Title:	Executive Director

Signature Page to Equity Distribution Agreement

SCHEDULE I

Authorized Representatives

Christopher Sotos

Chad Plotkin

Evan Speece

Schedule I

EXHIBIT A

FORM OF TERMS AGREEMENT

CLEARWAY ENERGY, INC.

Shares of Class C Common Stock

(par value $0.01 per share)

TERMS AGREEMENT

[          ], 20[     ]

[            ]

Ladies and Gentlemen:

Clearway Energy, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated August 6, 2020 (the “Equity Distribution Agreement”), between the Company, Clearway Energy LLC, Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC, to issue and sell to [•] (the “Manager”) the securities specified in Schedule I hereto (the “Purchased Shares”) [, and to grant to the Manager the option to purchase the additional securities specified in Schedule I hereto (the “Additional Shares”)].1 Terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreement.

[The Manager shall have the right to purchase from the Company all or a portion of the Additional Shares made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by the Manager to the Company for the Purchased Shares. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.]

[1]	All bracketed language to be included only if the applicable Manager has an option to purchase additional shares.

A-1

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [             ,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [                   ,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

A-2

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of Purchased Shares at the time and place and at the purchase price set forth in Schedule I hereto.

[Signature pages follow]

A-3

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

CLEARWAY ENERGY, INC.

By:
Name:
Title:

A-4

ACCEPTED as of the date first written above.

[ ]

By:
Name:
Title:

A-5

Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]: Class C Common Stock

Number of Shares:

[Number of Additional Shares:]

[Price to Public:]

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)            The opinion referred to in Section 4(l).

(2)            The opinion referred to in Section 4(m).

(3)            The opinion referred to in Section 4(n).

(4)            The accountants’ letter referred to in Section 4(o).

(5)            The officer’s certificate referred to in Section 4(k).

(6)            Such other documents as the Manager shall reasonably request.

A-6

EXHIBIT B

EXHIBIT C